Exhibit 99.1

 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
    KEYSPAN ENERGY CORP/LILCO COMBINATION AND LIPA TRANSACTION
                            (PURCHASE)


The following unaudited pro forma financial information reflects adjustments to the historical financial statements of LILCO to give effect to the proposed transfer of LILCO's gas and generation business to subsidiaries of the newly formed Holding Company (Holding Company), the proposed stock acquisition of LILCO by a wholly owned subsidiary of LIPA and the proposed Combination between KeySpan Energy Corporation (KeySpan) and LILCO (Combination). The unaudited pro forma consolidated condensed balance sheet at September 30, 1997 gives effect to the proposed LIPA Transaction and the Combination as if they had occurred at September 30, 1997. The unaudited pro forma consolidated condensed statement of income for the twelve month period ended September 30, 1997 gives effect to the proposed LIPA Transaction and the Combination as if they had occurred at October 1, 1996. These statements are prepared on the basis of accounting for the Combination under the purchase method of accounting and are based on the assumptions set forth in the notes thereto. In April 1997 LILCO changed its year-end from December 31 to March 31.

The following pro forma financial information has been prepared from, and should be read in conjunction with the historical consolidated financial statements and related notes thereto of KeySpan and LILCO. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the proposed LIPA Transaction and the Combination been consummated on the date, or at the beginning of the period, for which the proposed LIPA Transaction and the Combination are being given effect nor is it necessarily indicative of future operating results or financial position.

                                                KEYSPAN/LILCO  HOLDING CORP.
                                      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                                             September 30, 1997
                                                                   (In Millions)


                                                                                          KeySpan/LILCO
                                                      LIPA Transactions                   As Adjusted Combination
                                                      -----------------------             ------------------------------------
                                                                                                                          Holding
                                           LILCO      Sale to     Pro Forma       LILCO        KeySpan      Pro Forma     Company
                                         (Historical) LIPA (1)    Adjustments   As Adjusted  (Historical)   Adjustments   Pro Forma
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
ASSETS

Property
 Utility plant
     Electric                          $   3,969.6  $  2,880.2  $     -      $    1,089.4  $      -       $     -      $   1,089.4
     Gas                                   1,192.5        -           -           1,192.5        1,848.8        -          3,041.3
     Common                                  268.5        -           -             268.5         -             -            268.5
     Construction work in progress           119.5        38.6        -              80.9         -             -             80.9
     Nuclear fuel in process and                                                                                -              0.0
                 in reactor                   15.5        15.5        -               0.0         -             -              0.0
     Less - Accumulated depreciation
             and amortization             (1,823.9)     (891.1)       -            (932.8)        (458.1)       -         (1,390.9)

Gas exploration and production, at cost      -            -           -               0.0          636.3        -            636.3
     Less - Accumulated depletion            -            -           -               0.0         (216.4)       -           (216.4)
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Property                             3,741.7     2,043.2          0.0       1,698.5        1,810.6         0.0       3,509.1
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Cost in excess of net assets
             acquired (Goodwill)             -            -           -               0.0         -            308.0 (6)     308.0
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Regulatory Assets
Base financial component(less accum.
    amortization of $808 )                 3,205.8     3,205.8        -               0.0         -             -              0.0
Rate moderation component                    402.8       402.8        -               0.0         -             -              0.0
Shoreham post-settlement costs             1,004.1     1,004.1        -               0.0         -             -              0.0
Regulatory tax asset                       1,754.4     1,754.4        -               0.0         -             70.5 (5)      70.5
Postretirement benefits
          other than pensions                350.5        -          (295.7)(2)      54.8         -             -             54.8
Other                                        431.5       330.6        -             100.9         -             -            100.9
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Regulatory Assets                    7,149.1     6,697.7       (295.7)        155.7            0.0        70.5         226.2
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Nonutility Property
      and Other Investments                   50.6        17.1        -              33.5          166.9        -            200.4
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Current Assets
Cash and cash equivalents                    121.5        -         2,487.6 (3)   2,609.1           36.9        -          2,646.0
Accounts receivable-net                      479.1       333.3         14.4 (2)     160.2          159.9        -            320.1
Deferred tax asset                            25.2        25.2        119.0 (4)     119.0         -             -            119.0
Other current assets                         250.6         1.7        -             248.9          151.3        -            400.2
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Current Assets                         876.4       360.2      2,621.0       3,137.2          348.1         0.0       3,485.3
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Deferred Charges                              80.2        47.4        -              32.8          171.6       (70.5)(5)     133.9
Contractual receivable from LIPA             -            -           281.3 (2)     281.3         -             -            281.3
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Assets                           $  11,898.0  $  9,165.6  $   2,606.6  $    5,339.0  $     2,497.2  $    308.0   $   8,144.2
                                         ==========   =========   ==========    ==========   ============   =========     =========

                               See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

                                                                           6

                                                      KEYSPAN/LILCO  HOLDING CORP.
                                      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                                             September 30, 1997
                                                                 (In Millions)

                                                                                          KeySpan/LILCO
                                                      LIPA Transactions                   As Adjusted Combination
                                                      -----------------------             ------------------------------------

                                                                                                                          Holding
                                           LILCO      Sale to     Pro Forma       LILCO        KeySpan      Pro Forma     Company
                                         (Historical) LIPA (1)    Adjustments   As Adjusted  (Historical)   Adjustments   Pro Forma
                                         ----------------------   ----------    ----------   ------------   ---------     ---------

CAPITALIZATION  AND  LIABILITIES

Capitalization
Common Shareholders' Equity                2,614.1     2,520.6      2,487.6 (3)   2,581.1          969.0       253.9 (6)   3,804.0
Long-term debt                             4,458.5     3,293.6        (75.0)(14)  1,089.9          745.1        -          1,835.0
Preferred stock                              701.0       338.0         75.0 (14)    438.0            0.0         0.0         438.0
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Capitalization                       7,773.6     6,152.2      2,487.6       4,109.0        1,714.1       253.9       6,077.0
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------

Regulatory Liabilities                       526.3       493.2        -              33.1         -             -             33.1
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Current Liabilities
Accounts payable
             and accrued liabilities         242.9       121.0        -             121.9          161.3        54.1 (6)     337.3
Accrued taxes                                 57.2        -           399.0 (4)     456.2            4.6        -            460.8
Other current liabilities                    336.5        64.5        -             272.0          153.6        -            425.6
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Current Liabilities                    636.6       185.5        399.0         850.1          319.5        54.1       1,223.7
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Deferred Credits
Deferred federal income tax                2,422.0     2,312.2       (280.0)(4)    (170.2)         290.4        -            120.2
Other                                        100.9        29.6        -              71.3           88.0        -            159.3
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Deferred Credits                     2,522.9     2,341.8       (280.0)        (98.9)         378.4         0.0         279.5
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Operating Reserves                           438.6        (7.1)       -             445.7         -             -            445.7
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Commitments and Contingencies                -            -           -               0.0         -             -              0.0
Minority Interest in
            Subsidiary Company               -            -           -               0.0           85.2        -             85.2
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Capitalization and Liabilities   $  11,898.0  $  9,165.6  $   2,606.6  $    5,339.0  $     2,497.2  $    308.0   $   8,144.2
                                         ==========   =========   ==========    ==========   ============   =========     =========

                               See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

                                                                     7


                                                      KEYSPAN/LILCO HOLDING COMPANY
                                      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                                                   For the Twelve Months Ended September 30, 1997
                                                   (In Millions, Except Per Share Amounts)


                                                                                                                          Holding
                                           LILCO       Sale to    Pro Forma       LILCO        KeySpan      Pro Forma      Company
                                         (Historical)   LIPA      Adjustments   As Adjusted  (Historical)   Adjustments   Pro Forma
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Revenues
Electric                               $   2,458.3  $  1,485.0 (9)$    11.5 (7)$    984.8  $      -       $     -      $     984.8
Gas-utility sales                            651.9        -           -             651.9        1,363.7        -          2,015.6
Gas production and other                     -            -           -             -              114.5        -            114.5
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Revenues                             3,110.2     1,485.0         11.5       1,636.7        1,478.2        -          3,114.9
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Operating Expenses
Operations-fuel & purchased power            946.1        14.4        -             931.7          594.1        -          1,525.8
Operations-other                             366.1       216.4        -             149.7          363.2        -            512.9
Maintenance                                  114.6        65.0        -              49.6           56.6        -            106.2
Depreciation,depletion and amortization      156.8        95.2        -              61.6          111.0         6.3 (6)     178.9
Base financial component amortization        101.0       101.0        -               0.0         -             -              0.0
Rate moderation component amortization        33.9        33.9        -               0.0         -             -              0.0
Regulatory liability component amortization  (88.6)      (88.6)       -               0.0         -             -              0.0
Other regulatory amortization                 46.6        28.4        -              18.2         -             -             18.2
Operating taxes                              468.4       266.2        -             202.2          153.5        -            355.7
Federal income taxes                         218.9       188.6          6.3 (8)      36.6           57.2        -             93.8
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Operating Expenses                   2,363.8       920.5          6.3       1,449.6        1,335.6         6.3       2,791.5
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------

Operating Income                             746.4       564.5          5.2         187.1          142.6        (6.3)        323.4

Other Income                                  14.3        26.7        -             (12.4)          16.7        -              4.3
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Income Before Interest Charges               760.7       591.2          5.2         174.7          159.3        (6.3)        327.7

Interest Charges                             419.3       325.1         (1.9)(8)      92.3           44.6        -            136.9
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Net Income                                   341.4       266.1          7.1          82.4          114.7 (15)   (6.3)        190.8
Preferred stock dividend requirements         51.9        23.1         23.7 (14)     52.5            0.3                      52.8
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Earnings for Common Stock              $     289.5  $    243.0  $     (16.6) $       29.9  $       114.4  $     (6.3)  $     138.0
                                         ==========   =========   ==========    ==========   ============   =========     =========

Average Common Shares Outstanding            121.1       121.1        121.1         121.1           50.2       (14.5)(3)     156.8
                                         ==========   =========   ==========    ==========   ============   =========     =========
Earnings per Common and
         Equivalent Shares             $      2.39  $     2.01  $     (0.14) $       0.25  $        2.27  $     0.43   $      0.88
                                         ==========   =========   ==========    ==========   ============   =========     =========

                               See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

                                                                     8

Notes to Unaudited Pro Forma Consolidated Condensed Financial
Statements

1. The historical financial statements of LILCO have been adjusted to give effect to the proposed transaction with LIPA, pursuant to which LILCO will distribute certain of its net assets relating to its gas and generation business ("Transferred Assets") to subsidiaries of the Holding Company. LIPA will then acquire LILCO in a stock sale. The adjustments are based upon a disaggregation of LILCO's balance sheet and operations as estimated by the management of LILCO, and are subject to adjustment pursuant to the terms of the LIPA agreement.

In connection with this transaction, the principal assets to be acquired by LIPA through its stock acquisition of LILCO include the electric transmission and distribution system ("The LIPA Transmission and Distribution System"), LILCO's 18% interest in Nine Mile Point 2 nuclear power station, certain of LILCO's regulatory assets associated with its electric business and an allocation of accounts receivable and other assets. The principal liabilities to be assumed by LIPA include LILCO's regulatory liabilities associated with its electric business, a portion of LILCO's long-term debt and an allocation of accounts payable, accrued expenses, customer deposits, other deferred credits and claims.

2. In connection with the LIPA Transaction, LIPA is contractually responsible for reimbursing the Holding Company for postretirement benefits other than pension costs, related to employees of LILCO's electric business. A pro forma adjustment has been reflected to reclassify the associated regulatory asset for postretirement benefits other than pensions to current and non-current accounts receivable pursuant to LIPA's obligation to a subsidiary of the Holding
Company.

3. The Cash Purchase Price to be paid by LIPA in connection with its stock acquisition of LILCO will be $2,497.5 million. The
Cash Purchase Price was determined based upon the estimated net book value of the LILCO Retained Assets of $2,500.8 million as estimated by LILCO in a projected balance sheet as of December 31, 1997. Based upon the balance sheet as of September 30, 1997, the net book value of the LILCO Retained Assets amounted to $2,520.6 million. In addition, the LIPA Transaction obligates the Holding Company upon the closing of the transaction to remit to LIPA $15 million associated with the recovery through litigation of certain real estate taxes previously paid. Transaction costs are currently estimated to be $18 million. Assuming the LIPA Transaction was completed on September 30, 1997, the net cash to be received by the Holding Company would amount to:

     Cash Purchase Price ........................... $2,520.6
     Cash Paid to LIPA .............................    (15.0)
     Transaction Costs .............................    (18.0)
                                                     ---------
     Net Cash....................................... $2,487.6
                                                     =========


4. The distribution of Transferred Assets from LILCO to subsidiaries of the Holding Company will result in the imposition of federal income taxes on LILCO. Pursuant to the LIPA Agreement, the subsidiaries created by the Holding Company to receive the Transferred Assets will receive the benefit of the increased tax basis of the Transferred Assets and will pay the LILCO tax. If the LIPA Transaction were to have occurred at September 30, 1997, the tax would have amounted to approximately $399 million. The tax is derived from the difference between the estimated fair value of the distributed assets and their existing tax basis. For financial reporting purposes, the subsidiaries reversed the existing deferred tax liability of $280 million relating to the Transferred Assets and recorded a $119 million deferred tax asset reflecting the income tax effect by which the tax basis of the Transferred Assets exceeded their book basis.

5. The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 reflects the reclassification of $70.5 million of KeySpan regulatory tax assets from deferred charges to regulatory assets in order to consistently present the regulatory assets of Keyspan and LILCO Consolidated.

6. The purchase price for Keyspan at September 30, 1997, which amounted to approximately $1.245 billion including approximately $54.1 million of transaction costs, has been determined based upon an average of LILCO's opening and closing stock prices for the two trading days before and three trading days after December 29, 1996. The purchase price has been allocated to assets acquired and liabilities assumed based upon their estimated fair values. It is anticipated that the fair value of the utility assets acquired is represented by their book value, which approximates the value of these assets recognized by the New York State Public
Service Commission (PSC) in establishing rates which are designed to, among other things, provide for a return on the book value of these assets and the recovery of costs included as depreciation and amortization charges. The estimated fair values of KeySpan's non-utility assets approximate their carrying values. Both KeySpan and LILCO will seek PSC approval for recovery of transaction costs.

At December 29, 1996, the purchase price, including merger related transaction costs, exceeded the fair value of the net assets acquired by $308.0 million, which will be amortized to income over 40 years.

7. The agreement with LIPA includes a provision for the Holding Company to earn in the aggregate approximately $11.5 million in annual management service fees from LIPA for the management of the LIPA Transmission and Distribution System and the management of all aspects of fuel and power supply. These agreements also contain certain incentive and penalty provisions which could materially impact earnings from such agreements.

8. The pro forma charge of $6.3 million represents the income tax effect associated with the recording of the pro forma adjustments for the $11.5 million management fee (see Note 7), and a reduction in interest expense of approximately $1.9 million associated with the recapitalization of the subsidiary which contains the gas and generation businesses.

9. Revenues for both the assets acquired by LIPA and the Transferred Assets were determined based upon a revenue requirements model which considered the cost of service for these assets and a return on capitalization based upon an imputed allowed rate of return.

10. No adjustments have been made to earnings on common stock to reflect earnings on net available proceeds of approximately
$1.7 billion to be received, after remittances to the Holding Company's gas and generation subsidiaries for working capital purposes (see Notes 3 and 11). If these funds were invested at 6.40% (the 30 year US Treasury Bond yield based on average prices), the Holding Company would have realized additional interest income, net of taxes, of approximately $70.7 million, or approximately $.45 per share, on a pro forma consolidated basis. Each one percent change in the assumed interest rate, would increase/decrease interest income, net of taxes, by $11.0 million. LILCO's allowed rate of return on its common equity for its electric business is currently 11%.

11. Subsequent to the sale of LIPA, a portion of the proceeds to be received by the Holding Company will be remitted to LILCO's gas and generation subsidiaries in order to meet the subsidiaries working capital needs. Such proposed transaction has been eliminated in the consolidation process.

12. The allocation between KeySpan and LILCO and their customers of the estimated cost savings resulting from the Combination, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. None of the estimated cost savings, have been reflected in the unaudited pro forma consolidated condensed financial statements.

13. The unaudited pro forma consolidated condensed financial statements reflect the exchange of each share of LILCO Common Stock outstanding into 0.880 shares of Holding Company Common Stock and each share of KeySpan Common Stock outstanding into one share of Holding Company Common Stock, as provided in the KeySpan/LILCO Agreement.

14. In connection with the LIPA Transaction, LILCO will transfer the Transferred Assets to subsidiaries of the Holding Company in exchange for shares of the Holding Company Common Stock and up to $75 million face amount of Holding Company Preferred Stock. The privately placed Preferred Stock will be non-voting, non-convertible and have a five-year term. For purposes of these pro forma financial statements, it is assumed that the Holding Company will issue $75 million of Preferred Stock, LILCO will sell the Preferred Stock for $75 million in proceeds and will retain the proceeds (i.e., a Retained Asset).

With a $75 million increase in the Retained Assets, the LIPA Agreement provides that the Retained Debt will increase by a corresponding amount. The LIPA Agreement also provides that if the Holding Company were to issue an amount other than $75 million of Preferred Stock, the incremental difference between the amount actually issued and $75 million, will result in a corresponding increase or decrease in the amount of accounts payable retained by LILCO. These pro forma financial statements reflect a reduction in interest expense for the reduced level of subsidiary debt, and to reflect an increase in preferred stock dividend requirements. Finally, for purposes of these pro forma financial statements, it is assumed that the dividend rate on this privately placed Preferred Stock will be 7.95%, which is equal to the Company's highest cost preferred stock.

15. KeySpan earnings for the 12 month period ended September 30, 1997, include non-recurring income aggregating to approximately $7.8 million, net of taxes, or $0.16 per share, relating to gains on the sale of certain Canadian gas processing properties and on the sales of a fuel management operation.